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PHYCOR
THE PHYSICIANS' CORPORATION                                      NEWS RELEASE
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CONTACT: FOR PHYCOR, INC.:                          FOR MEDPARTNERS, INC.:
         Joseph C. Hutts                            Larry R. House
         Chairman, President and Chief Executive    Chairman and Chief Executive
         Officer                                    Officer
              or                                            or
         John K. Crawford                           Harold O. Knight, Jr.
         Chief Financial Officer                    Chief Financial Officer
         (615)665-9066                              (205)733-8996

         Investor Relations:                        Investor Relations:
         Shawn Carder                               Randy Pittman
         Director                                   Vice President - Finance
         (615)665-9066                                      or
                                                    Tom Bartels
         New York Media Contact:                    Director
         Sam Ostrow                                 (205)733-8996
         (203)328-3018

                                                    Media Relations:
         Other Media Contact:                       Tom Dingledy
         Tom Lawrence                               Vice President-Corporate
         (615)665-9066                              Communications
                                                    (205)733-8996

                        MEDPARTNERS AND PHYCOR ANNOUNCE
                           TERMINATION OF MERGER PLAN

Birmingham, Alabama, and Nashville, Tennessee (January 7, 1998) - MedPartners, Inc. (NYSE:MDM) and PhyCor, Inc. (Nasdaq/NM:PHYC) today announced they have mutually agreed to terminate their plan to merge the two companies. The Boards of Directors of both companies had approved a merger agreement on October 29, 1997.

     "After a lengthy review and planning process, we determined due to significant operational and strategic differences we would be unable to successfully and effectively integrate the two companies," said Joseph C. Hutts, president, chairman and chief executive officer of PhyCor. "Each company takes a much different approach to business in a number of key areas, including information systems, development, and operations. MedPartners is a very well managed company with tremendous management talent, and I feel sure it will continue to be very successful in the future."

     "The MedPartners team has worked very hard these past two months to gain an understanding of PhyCor's business philosophies and practices and to have them understand ours, and it became apparent the differences in the two companies were significant," said Larry R. House, MedPartners'

                                     -MORE-


PHYCOR, Inc. - 30 Burton Hills Blvd. - Suite 400 - Nashville, Tenn. 37215 -
                                  615-665-9066
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PHYC Terminates Merger Plan
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January 7, 1998

chairman and chief executive officer. "During this time, we have continued to position MedPartners for the future by strengthening our day-to-day operations and planning strategic acquisitions."

     PhyCor, Inc., headquartered in Nashville, Tennessee, is a physician practice management company that operates multi-specialty clinics and manages independent practice associations (IPAs). The Company operates 55 clinics with approximately 3,860 physicians in 28 states and manages IPAs with over 18,700 physicians in 28 markets.

     MedPartners, Inc. with headquarters in Birmingham, Alabama, is the nation's largest manager of physician practices, operating in 40 states. The company develops, consolidates and manages healthcare delivery systems. Through the company's network of affiliated groups and IPA physicians, MedPartners provides primary and specialty healthcare services to prepaid managed care enrollees and fee-for-service patients. MedPartners also manages the nation's largest independent prescription benefits management (PBM) company. Through the PBM, the company administers 53 million prescriptions annually.


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